Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT: Lawrence S. Doyle
         William W. Atkin
         Annuity & Life Re (Holdings), Ltd.
         441-296-7667


ANNUITY & LIFE RE ANNOUNCES AGREEMENT TO ACQUIRE CAPITOL BANKERS LIFE INSURANCE
--------------------------------------------------------------------------------
COMPANY
-------

HAMILTON, BERMUDA, SEPTEMBER 9, 1999, 1:00 PM, EST - Annuity & Life Re (Holdings), Ltd. (NASDAQ: ALRE) today reported that its wholly owned subsidiary, Annuity & Life Re America, Inc., has signed an agreement to acquire Capitol Bankers Life Insurance Company from Life Reassurance Corporation of America for approximately $9 million in cash, subject to regulatory approval.

Prior to the closing of the transaction, Life Reassurance and Capitol Bankers will enter into an administrative reinsurance agreement whereby Life Reassurance will assume 100% of Capitol Bankers' inforce business.

Annuity & Life Re (Holdings), Ltd. also announces that it has appointed Bryan Featherstone as the President and Chief Executive Officer of its U.S. holding company, Annuity & Life Re America. Prior to this appointment, Mr. Featherstone was Executive Vice President and Chief Actuary at Life Reassurance Corporation of America and has 24 years experience in the life insurance industry.

Lawrence S. Doyle, Chief Executive Officer of Annuity & Life Re (Holdings), Ltd. stated, "The administrative service capability of Life Reassurance will meet the long term needs of our policyholders, while this company focuses its future development in the reinsurance sector. We are very pleased to have Bryan Featherstone join our organization as his extensive experience in the U.S. will augment our growth strategy."